Duesenberg Technologies Inc. No. 21, Denai Endau 3, Seri Tanjung Pinang, 10470 Tanjung Tokong, Penang, Malaysia

OTCQB: DUSYF

News Release

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DUESENBERG ACQUIRES LICENSE UNDER DUESENBERG BRAND AND SUBLICENSES TO DUESENBERG KOREA

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PENANG, MALAYSIA - (March 20, 2023) Duesenberg Technologies Inc. (OTCQB: DUSYF) (the “Company” or “Duesenberg”), an OTCQB-listed issuer, announces today that on March 2, 2023, the Company entered into a manufacturing, sales, servicing, merchandise, and license agreement (the “Agreement”) with Brightcliff Limited (“Brightcliff”), who owns the Duesenberg trademark. This Agreement replaces the previous Cooperation Agreement signed on June 25, 2018 (please refer to the news release the Company issued on July 2, 2018).

The Agreement gives the Company a right to use Duesenberg’s logo and trademark (The “Licensed Trademarks”) in designing, developing, and manufacturing electric automobiles as well as various associated merchandise with the Licensed Trademarks for 20 years. As consideration for the license, the Company agreed to a $5,000,000 fee, payable in cash or common shares, which shares would be issued at 25% discount to current market value. In addition, the Company will have to pay a royalty of 3% from gross revenue on sales of the trademark products. As of the date of this news release, the payment remains outstanding and the shares have not been issued.

The Company recently completed the final design of the vehicle, featuring state of the art battery technology, an all-new bespoke platform offering a new form of sustainable body and a focus on bespoke manufacturing. The Company is targeting a late 2023 debut of a prototype of the new Duesenberg Torpedo.

On March 3, 2023, the Company, with an approval from Brightcliff, entered into a manufacturing, sales, servicing, merchandise, and license agreement (the “Sublicense Agreement”) with Duesenberg Korea Inc. (“DKI”). The license will allow DKI to design, develop, and manufacture electric automobiles and associated merchandise using Duesenberg logo and trademark in South Korea.

The License Agreement is for a term of 20 years and includes a royalty fee of 4% payable on gross revenue from the sale of the products and merchandise marketed under Duesenberg’s logo and trademark.

The reader is cautioned that the above information is forward looking and that the Company’s electrical vehicle expansion is still in its infancy.

For additional information on the Agreement and the Sublicense Agreement, please refer to the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on March 20, 2023.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Duesenberg Technologies Inc.

Duesenberg Technologies Inc. was established out of the collective ambition of investors experienced in the online business and marketing. Our goal was to help entrepreneurs and businesses turn their own ideas and visions into successful companies. The Company’s business strategy relies heavily on environmentally friendly technologies. Duesenberg Technologies’ goal is to be climate neutral across its full value chain, in line with the goals set by the Paris Agreement. The Company is committed to energy resiliency through Development in Energy Transition Goal. This strategy identifies an immediate and urgent need to reduce greenhouse gas emissions to help mitigate the effects of climate change, reduce energy use, and improve air quality. The Company is posed to play a vital role in supporting all three of these objectives by reducing the environmental impact through manufacturing a new type of luxury electric vehicles.

On behalf of the Board of Directors,

Lim, Hun Beng (Joe), President

CONTACT INFORMATION

Duesenberg Technologies Inc.

+1-236-304-0299

contactus@duesenbergtech.com

Forward-looking Information Cautionary Statement

Except for statements of historic fact, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements including, but not limited to delays or uncertainties with regulatory approvals and research and development of an Electric Vehicle. There are uncertainties inherent in forward-looking information, including factors beyond the Company’s control. There are no assurances that the business plans for the Company as described in this news release will come into effect on the terms or time frame described herein. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. Additional information identifying risks and uncertainties that could affect financial results is contained in the Company’s filings, which are available at www.SEC.gov. We seek safe harbour.